Exhibit 99.1

SALEM MEDIA GROUP, INC. ANNOUNCES THIRD QUARTER 2022

TOTAL REVENUE OF $66.9 MILLION

IRVING, TX November 3, 2022 – Salem Media Group, Inc. (Nasdaq: SALM) released its results for the three and nine months ended September 30, 2022.

Third Quarter 2022 Results

For the quarter ended September 30, 2022 compared to the quarter ended September 30, 2021:

Consolidated

•	Total revenue increased 1.3% to $66.9 million from $66.0 million;

•	Total operating expenses increased 50.7% to $75.6 million from $50.2 million;

•

Operating expenses, excluding stock-based compensation expense, debt modification costs, gains and losses on the sale or disposition of assets, legal settlement, impairments, depreciation expense and amortization expense (1) increased 10.3% to $60.8 million from $55.2 million;

•	The company had an operating loss of $8.8 million compared to operating income of $15.8 million;

•	The company recognized $0.1 million in film distribution income from an unconsolidated equity investment;

•	The company had a net loss of $11.9 million, or $0.44 net loss per share compared to net income of $22.1 million, or $0.81 net income per diluted share;

•	EBITDA (1) decreased to $(5.7) million from $30.2 million; and

•	Adjusted EBITDA (1) decreased 78.8% to $2.3 million from $10.8 million.

Broadcast

•	Net broadcast revenue increased 3.1% to $51.1 million from $49.6 million;

•	Station Operating Income (“SOI”) (1) decreased 17.9% to $10.0 million from $12.1 million;

•	Same Station (1) net broadcast revenue increased 3.2% to $51.1 million from $49.5 million; and

•	Same Station SOI (1) decreased 16.7% to $10.1 million from $12.1 million.

Digital Media

•	Digital media revenue decreased 4.3% to $10.2 million from $10.6 million; and

•	Digital Media Operating Income (1) decreased 21.9% to $1.9 million from $2.4 million.

Publishing

•	Publishing revenue decreased 3.7% to $5.5 million from $5.7 million; and

•	Publishing Operating Loss (1) was $1.0 million as compared to publishing operating income of $0.5 million.

Included in the results for the quarter ended September 30, 2022 are:

•

A $7.7 million ($5.7 million, net of tax, or $0.21 per share) impairment charge to the value of broadcast licenses in Boston, Chicago, Columbus, Dallas, Greenville, Honolulu, Little Rock, Orlando, Philadelphia, Portland, Sacramento, and San Francisco;

•	A $0.1 million loss on the disposal of assets;

•	A $3.8 million ($2.8 million, net of tax, or $0.10 per share) legal settlement expense; and

•	A $0.1 million non-cash compensation charge related to the expensing of stock options.

Included in the results for the quarter ended September 30, 2021 are:

•

A $2.3 million ($1.7 million, net of tax, or $0.06 per share) charge for debt modification costs. On September 10, 2021, the company refinanced $112.8 million of the 2024 Notes by exchanging into $114.7 million (reflecting a call premium of 1.688%) of 2028 Notes. The transaction was assessed on a lender-specific level and was accounted for as a debt modification in accordance with ASC 470 with $2.3 million of fees paid to third parties included in operating expenses for the period;

•	A $11.2 million ($8.3 million, net of tax, or $0.30 per diluted share) gain on the forgiveness of PPP loans;

•	A $0.1 million loss from the early retirement of long-term debt associated with the 2024 Notes;

•

A $10.6 million ($7.8 million, net of tax, or $0.29 per diluted share) net gain on the disposition of assets relates to a $10.5 million pre-tax gain on the sale of land in Lewisville, Texas, and $0.1 million pre-tax gain on the sale of the Hilary Kramer Financial Newsletter and related assets as well as various other fixed asset disposals; and

•	A $0.1 million non-cash compensation charge ($0.1 million, net of tax) related to the expensing of stock options.

Per share numbers are calculated based on 27,216,787 diluted weighted average shares for the quarter ended September 30, 2022, and 27,280,949 diluted weighted average shares for the quarter ended September 30, 2021.

Year to Date 2022 Results

For the nine months ended September 30, 2022 compared to the nine months ended September 30, 2021:

Consolidated

•	Total revenue increased 4.8% to $198.2 million from $189.1 million;

•	Total operating expenses increased 19.2% to $194.6 million from $163.3 million;

•

Operating expenses, excluding stock-based compensation expense, debt modification costs, gains and losses on the sale or disposition of assets, legal settlement, impairments, depreciation expense and amortization expense (1) increased 9.2% to $176.6 million from $161.6 million;

•	The company’s operating income decreased 86.4% to $3.5 million from $25.8 million;

•	The company recognized $4.0 million in film distribution income from an unconsolidated equity investment;

•	The company had a net loss of $1.0 million, or $0.04 net loss per share compared to net income of $24.7 million, or $0.91 net income per diluted share;

•	EBITDA (1) decreased 63.6% to $17.0 million from $46.7 million; and

•	Adjusted EBITDA (1) decreased 24.3% to $20.8 million from $27.5 million.

Broadcast

•	Net broadcast revenue increased 8.3% to $152.0 million from $140.4 million;

•	SOI (1) decreased 6.8% to $31.2 million from $33.5 million;

•	Same station (1) net broadcast revenue increased 8.1% to $151.6 million from $140.2 million; and

•	Same station SOI (1) decreased 6.7% to $31.3 million from $33.6 million.

Digital media

•	Digital media revenue increased 2.3% to $31.3 million from $30.6 million; and

•	Digital media operating income (1) increased 16.7% to $6.2 million from $5.3 million.

Publishing

•	Publishing revenue decreased 18.0% to $14.8 million from $18.1 million; and

•	Publishing Operating Loss (1) was $1.6 million compared to publishing operating income of $1.2 million.

Included in the results for the nine months ended September 30, 2022 are:

•

A $11.7 million ($8.6 million, net of tax, or $0.32 per share) impairment charge to the value of broadcast licenses in Boston, Chicago, Columbus, Dallas, Greenville, Honolulu, Little Rock, Orlando, Philadelphia, Portland, Sacramento and San Francisco;

•

A $8.5 million ($6.3 million, net of tax, or $0.23 per diluted share) net gain on the disposition of assets relates primarily to the $6.5 million pre-tax gain on the sale of land used in the company’s Denver, Colorado broadcast operations, the $1.8 million pre-tax gain on sale of land used in the company’s Phoenix, Arizona broadcast operations, and $0.5 million pre-tax gain on the sale of the company’s radio stations in Louisville, Kentucky offset by various fixed asset disposals;

•	A $18,000 loss on the early retirement of long-term debt associated with the 2024 Notes;

•	A $4.8 million ($3.5 million, net of tax, or $0.13 per share) legal settlement expense;

•	A $0.1 million ($0.1 million, net of tax) goodwill impairment charge;

•	A $0.2 million ($0.2 million, net of tax, or $0.01 per share) charge for debt modification costs; and

•	A $0.2 million non-cash compensation charge ($0.2 million, net of tax, or $0.01 per share) related to the expensing of stock options.

Included in the results for the nine months ended September 30, 2021 are:

•

A $2.3 million ($1.7 million, net of tax, or $0.06 per share) charge for debt modification costs. On September 10, 2021, the company refinanced $112.8 million of the 2024 Notes by exchanging into $114.7 million (reflecting a call premium of 1.688%) of 2028 Notes. The transaction was assessed on a lender-specific level and was accounted for as a debt modification in accordance with ASC 470 with $2.3 million of fees paid to third parties included in operating expenses for the period;

•	A $11.2 million ($8.3 million, net of tax, or $0.30 per diluted share) gain on the forgiveness of PPP loans;

•	A $0.1 million loss from the early retirement of long-term debt associated with the 2024 Notes;

•

A $10.6 million ($7.8 million, net of tax, or $0.29 per diluted share) net gain on the disposition of assets relating to a $10.5 million pre-tax gain on the sale of land in Lewisville, Texas, a $0.5 million pre-tax gain on the sale of Singing News Magazine and Singing News Radio and a $0.1 million pre-tax gain on the sale of the Hilary Kramer Financial Newsletter and related assets offset by $0.4 million additional loss recorded at closing on the sale of radio station WKAT-AM and FM translator in Miami, Florida and various fixed asset disposals; and

•	A $0.2 million non-cash compensation charge ($0.2 million, net of tax, or $0.01 per share) related to the expensing of stock options.

Per share numbers are calculated based on 27,202,983 diluted weighted average shares for the nine months ended September 30, 2022, and 27,217,382 diluted weighted average shares for the nine months ended September 30, 2021.

Balance Sheet

As of September 30, 2022, the company had $114.7 million outstanding on the 7.125% senior secured notes due 2028 (“2028 Notes”) and $44.7 million outstanding on 6.75% senior secured notes due 2024 (“2024 Notes”).

Acquisitions and Divestitures

The following transactions were completed since July 1, 2022:

•

On October 1, 2022, the company acquired websites and the related assets of DayTradeSPY for $0.6 million in cash. As part of the purchase agreement, the company may pay up to an additional $1.0 million of cash in contingent earn-out consideration within one-year of the closing date based on the achievement of certain revenue benchmarks.

Pending Transactions

•

On September 29, 2022, the company entered into an Asset Purchase Agreement (“APA”) to acquire radio station WMYM-AM and an FM translator in Miami, Florida for $5.0 million. The company paid $0.3 million of cash into an escrow account and plans to operate the radio stations under a Time Brokerage Agreement beginning on November 16, 2022.

•	On September 22, 2022, the company entered into an APA to acquire radio stations WWFE-AM, WRHC-AM and two FM translators in Miami, Florida for $5.0 million.

•

On June 2, 2021, the company entered into an APA to acquire radio station KKOL-AM in Seattle, Washington for $0.5 million. The company paid $0.1 million of cash into an escrow account and began operating the station under a Local Marketing Agreement on June 7, 2021.

Conference Call Information

Salem will host a teleconference to discuss its results on November 3, 2022 at 4:00 p.m. Central Time. To access the teleconference, please dial (888) 770-7291, and then ask to be joined into the Salem Media Group Third Quarter 2022 call or listen via the investor relations portion of the company’s website, located at investor.salemmedia.com. A replay of the teleconference will be available through November 17, 2022 and can be heard by dialing (800) 770-2030, passcode 2413416 or on the investor relations portion of the company’s website, located at investor.salemmedia.com.

Follow us on Twitter @SalemMediaGrp.

Fourth Quarter 2022 Outlook

For the fourth quarter of 2022, the company is projecting total revenue to decrease between 3% and 5% from fourth quarter 2021 total revenue of $69.1 million. This decrease is due largely to the fact that Regnery had an extremely strong fourth quarter in book sales last year. The company is also projecting operating expenses before gains or losses on the sale or disposal of assets, stock-based compensation expense, legal settlement, changes in the estimated fair value of contingent earn-out consideration, impairments, depreciation expense and amortization expense (“Recurring Operating Expenses”) to increase between 4% and 7% compared to the fourth quarter of 2021 Recurring Operating Expenses of $58.3 million.

A reconciliation of Recurring Operating Expenses to the most directly comparable GAAP measure is not available without unreasonable efforts on a forward-looking basis due to the potential high variability, complexity and low visibility with respect to the charges excluded from this non-GAAP financial measure, in particular, the change in the estimated fair value of earn-out consideration, impairments and gains or losses from the disposition of fixed assets. The company expects the variability of the above charges may have a significant, and potentially unpredictable, impact on its future GAAP financial results.

About Salem Media Group, Inc.

Salem Media Group is America’s leading multimedia company specializing in Christian and conservative content, with media properties comprising radio, digital media and book and newsletter publishing. Each day Salem serves a loyal and dedicated audience of listeners and readers numbering in the millions nationally. With its unique programming focus, Salem provides compelling content, fresh commentary and relevant information from some of the most respected figures across the Christian and conservative media landscape. Learn more about Salem Media Group, Inc. at www.salemmedia.com, Facebook and Twitter.

Company Contact:

Evan D. Masyr

Executive Vice President and Chief Financial Officer

(805) 384-4512

evan@salemmedia.com

Forward-Looking Statements

Statements used in this press release that relate to future plans, events, financial results, prospects or performance are forward-looking statements as defined under the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those anticipated as a result of certain risks and uncertainties, including but not limited to the ability of Salem to close and integrate announced transactions, market acceptance of Salem’s radio station formats, competition from new technologies, inflation and other adverse economic conditions, and other risks and uncertainties detailed from time to time in Salem’s reports on Forms 10-K, 10-Q, 8-K and other filings filed with or furnished to the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Salem undertakes no obligation to update or revise any forward-looking statements to reflect new information, changed circumstances or unanticipated events.

(1) Regulation G

Management uses certain non-GAAP financial measures defined below in communications with investors, analysts, rating agencies, banks and others to assist such parties in understanding the impact of various items on its financial statements. The company uses these non-GAAP financial measures to evaluate financial results, develop budgets, manage expenditures and as a measure of performance under compensation programs.

The company’s presentation of these non-GAAP financial measures should not be considered as a substitute for or superior to the most directly comparable financial measures as reported in accordance with GAAP.

Regulation G defines and prescribes the conditions under which certain non-GAAP financial information may be presented in this earnings release. The company closely monitors EBITDA, Adjusted EBITDA, Station Operating Income (“SOI”), Same Station net broadcast revenue, Same Station broadcast operating expenses, Same Station Operating Income, Digital Media Operating Income, Publishing Operating Income (Loss), and operating expenses excluding gains or losses on the disposition of assets, stock-based compensation, changes in the estimated fair value of contingent earn-out consideration, impairments, depreciation and amortization, all of which are non-GAAP financial measures. The company believes that these non-GAAP financial measures provide useful information about its core operating results, and thus, are appropriate to enhance the overall understanding of its financial performance. These non-GAAP financial measures are intended to provide management and investors a more complete understanding of its underlying operational results, trends and performance.

The company defines Station Operating Income (“SOI”) as net broadcast revenue minus broadcast operating expenses. The company defines Digital Media Operating Income as net Digital Media Revenue minus Digital Media Operating Expenses. The company defines Publishing Operating Income (Loss) as net Publishing Revenue minus Publishing Operating Expenses. The company defines EBITDA as net income before interest, taxes, depreciation, and amortization. The company defines Adjusted EBITDA as EBITDA before gains or losses on the disposition of assets, before debt modification costs, before changes in the estimated fair value of contingent earn-out consideration, before impairments, before net miscellaneous income and expenses, before (gain) loss on early retirement of long-term debt and before non-cash compensation expense. SOI, Digital Media Operating Income, Publishing Operating Income (Loss), EBITDA and Adjusted EBITDA are commonly used by the broadcast and media industry as important measures of performance and are used by investors and analysts who report on the industry to provide meaningful comparisons between broadcasters. SOI, Digital Media Operating Income, Publishing Operating Income (Loss), EBITDA and Adjusted EBITDA are not measures of liquidity or of performance in accordance with GAAP and should be viewed as a supplement to and not a substitute for or superior to its results of operations and financial condition presented in accordance with GAAP. The company’s definitions of SOI, Digital Media Operating Income, Publishing Operating Income (Loss), EBITDA and Adjusted EBITDA are not necessarily comparable to similarly titled measures reported by other companies.

The company defines Same Station net broadcast revenue as broadcast revenue from its radio stations and networks that the company owns or operates in the same format on the first and last day of each quarter, as well as the corresponding quarter of the prior year. The company defines Same Station broadcast operating expenses as broadcast operating expenses from its radio stations and networks that the company owns or operates in the same format on the first and last day of each quarter, as well as the corresponding quarter of the prior year. The company defines Same Station SOI as Same Station net broadcast revenue less Same Station broadcast operating expenses. Same Station operating results include those stations that the company owns or operates in the same format on the first and last day of each quarter, as well as the corresponding quarter of the prior year. Same Station operating results for a full calendar year are calculated as the sum of the Same Station-results for each of the four quarters of that year. The company uses Same Station operating results, a non-GAAP financial measure, both in presenting its results to stockholders and the investment community, and in its internal evaluations and management of the business. The company believes that Same Station operating results provide a meaningful comparison of period over period performance of its core broadcast operations as this measure excludes the impact of new stations, the impact of stations the company no longer owns or operates, and the impact of stations operating under a new programming format. The company’s presentation of Same Station operating results are not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. The company’s definition of Same Station operating results is not necessarily comparable to similarly titled measures reported by other companies.

For all non-GAAP financial measures, investors should consider the limitations associated with these metrics, including the potential lack of comparability of these measures from one company to another.

The Supplemental Information tables that follow the condensed consolidated financial statements provide reconciliations of the non-GAAP financial measures that the company uses in this earnings release to the most directly comparable measures calculated in accordance with GAAP. The company uses non-GAAP financial measures to evaluate financial performance, develop budgets, manage expenditures, and determine employee compensation. The company’s presentation of this additional information is not to be considered as a substitute for or superior to the directly comparable measures as reported in accordance with GAAP.

Salem Media Group, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2022	2021	2022

	(Unaudited)
Net broadcast revenue	$49,591	$51,136	$140,422	$152,020
Net digital media revenue	10,645	10,189	30,603	31,293
Net publishing revenue	5,747	5,537	18,093	14,840

Total revenue	65,983	66,862	189,118	198,153

Operating expenses:
Broadcast operating expenses	37,463	41,178	106,968	120,837
Legal settlement	—	3,825	—	4,776
Digital media operating expenses	8,269	8,333	25,280	25,079
Publishing operating expenses	5,213	6,542	16,844	16,441
Unallocated corporate expenses	4,284	4,840	12,764	14,431
Debt modification costs	2,347	2	2,347	250
Depreciation and amortization	3,215	3,034	9,671	9,500
Change in the estimated fair value of contingent earn-out consideration	—	—	—	(5)
Impairment of indefinite-lived long-term assets other than goodwill	—	7,725	—	11,660
Impairment of goodwill	—	—	—	127
Net (gain) loss on the disposition of assets	(10,607)	167	(10,552)	(8,461)

Total operating expenses	50,184	75,646	163,322	194,635

Operating income (loss)	15,799	(8,784)	25,796	3,518
Other income (expense):
Interest income	—	17	1	166
Interest expense	(4,026)	(3,142)	(11,887)	(9,925)
Gain on the forgiveness of PPP loans	11,212	—	11,212	—
Gain (loss) on early retirement of long-term debt	(56)	—	(56)	(18)
Earnings from equity method investment	—	102	—	4,015
Net miscellaneous income and (expenses)	2	(19)	87	(19)

Net income (loss) before income taxes	22,931	(11,826)	25,153	(2,263)
Provision for (benefit from) income taxes	837	59	479	(1,234)

Net income (loss)	$22,094	$(11,885)	$24,674	$(1,029)

Basic income (loss) per share Class A and Class B common stock	$0.82	$(0.44)	$0.92	$(0.04)
Diluted income (loss) per share Class A and Class B common stock	$0.81	$(0.44)	$0.91	$(0.04)
Basic weighted average Class A and Class B common stock shares outstanding	26,870,664	27,216,787	26,825,483	27,202,983

Diluted weighted average Class A and Class B common stock shares outstanding	27,280,949	27,216,787	27,217,382	27,202,983

Salem Media Group, Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	December 31, 2021	September 30, 2022
		(Unaudited)
Assets
Cash	$1,785	$838
Accounts receivable, net	25.663	30,420
Other current assets	14,066	15,702
Property and equipment, net	79,339	80,017
Operating and financing lease right-of-use assets	43,665	43,834
Intangible assets, net	346,438	331,138
Deferred financing costs	843	722
Other assets	4,313	4,419

Total assets	$516,112	$507,090

Liabilities and Stockholders’ Equity
Current liabilities	$51,455	$59,808
Long-term debt	170,581	155,778
Operating and financing lease liabilities, less current portion	42,273	42,527
Deferred income taxes	67,012	65,752
Other liabilities	6,580	5,717
Stockholders’ Equity	178,211	177,508

Total liabilities and stockholders’ equity	$516,112	$507,090

SALEM MEDIA GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

(in thousands, except share and per share data)

	Class A Common Stock		Class B Common Stock		Additional Paid-In Capital	Accumulated Deficit	Treasury Stock	Total
	Shares	Amount	Shares	Amount
Stockholders’ equity, December 31, 2020	23,447,317	$227	5,553,696	$56	$247,025	$(78,023)	$(34,006)	$135,279
Stock-based compensation	—	—	—	—	78	—	—	78
Options exercised	185,782	2	—	—	390	—	—	392
Net income	—	—	—	—	—	323	—	323

Stockholders’ equity, March 31, 2021	23,633,099	$229	5,553,696	$56	$247,493	$(77,700)	$(34,006)	$136,072

Stock-based compensation	—	—	—	—	84	—	—	84
Net income	—	—	—	—	—	2,257	—	2,257

Stockholders’ equity, June 30, 2021	23,633,099	$229	5,553,696	$56	$247,577	$(75,443)	$(34,006)	$138,413

Stock-based compensation	—	—	—	—	78	—	—	78
Options exercised	6,725	—	—	—	13	—	—	13
Net income	—	—	—	—	—	22,094	—	22,094

Stockholders’ equity, September 30, 2021	23,639,824	$229	5,553,696	$56	$247,668	$(53,349)	$(34,006)	$160,598

	Class A Common Stock		Class B Common Stock		Additional Paid-In Capital	Accumulated Deficit	Treasury Stock	Total
	Shares	Amount	Shares	Amount
Stockholders’ equity, December 31, 2021	23,922,974	$232	5,553,696	$56	$248,438	$(36,509)	$(34,006)	$178,211
Stock-based compensation	—	—	—	—	106	—	—	106
Options exercised	40,913	—	—	—	94	—	—	94
Lapse of restricted shares	14,854	—	—	—	—	—	—	—
Net income	—	—	—	—	—	1,739	—	1,739

Stockholders’ equity, March 31, 2022	23,978,741	$232	5,553,696	$56	$248,638	$(34,770)	$(34,006)	$180,150

Stock-based compensation	—	—	—	—	68	—	—	68
Net income	—	—	—	—	—	9,117	—	9,117

Stockholders’ equity, June 30, 2022	23,978,741	$232	5,553,696	$56	$248,706	$(25,653)	$(34,006)	$189,335

Stock-based compensation	—	—	—	—	54	—	—	54
Options exercised	2,000	—	—	—	4	—	—	4
Net loss	—	—	—	—	—	(11,885)	—	(11,885)

Stockholders’ equity, September 30, 2022	23,980,741	$232	5,553,696	$56	$248,764	$(37,538)	$(34,006)	$177,508

Salem Media Group, Inc.

Supplemental Information

(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2022	2021	2022

	(Unaudited)

Reconciliation of Total Operating Expenses to Operating Expenses excluding Legal Settlement, Debt Modification Costs, Depreciation and Amortization Expense, Changes in the Estimated Fair Value of Contingent Earn-out Consideration, Impairments, Gains or Losses on the Disposition of Assets and Stock-based Compensation Expense (Recurring Operating Expenses)

Operating Expenses	$50,184	$75,646	$163,322	$194,635
Less legal settlement	—	(3,825)	—	(4,776)
Less debt modification costs	(2,347)	(2)	(2,347)	(250)
Less depreciation and amortization expense	(3,215)	(3,034)	(9,671)	(9,500)
Less change in estimated fair value of contingent earn-out consideration	—	—	—	5
Less impairment of indefinite-lived long-term assets other than goodwill	—	(7,725)	—	(11,660)
Less impairment of goodwill	—	—	—	(127)
Less net gain (loss) on the disposition of assets	10,607	(167)	10,552	8,461
Less stock-based compensation expense	(78)	(54)	(240)	(228)

Total Recurring Operating Expenses	$55,151	$60,839	$161,616	$176,560

Reconciliation of Net Broadcast Revenue to Same Station Net Broadcast Revenue
Net broadcast revenue	$49,591	$51,136	$140,422	$152,020
Net broadcast revenue – acquisitions	—	—	—	(247)
Net broadcast revenue – dispositions	—	(15)	(113)	(64)
Net broadcast revenue – format change	(52)	—	(117)	(111)

Same Station net broadcast revenue	$49,539	$51,121	$140,192	$151,598

Reconciliation of Broadcast Operating Expenses to Same Station Broadcast Operating Expenses
Broadcast operating expenses	$37,463	$41,178	$106,968	$120,837
Broadcast operating expenses – acquisitions	—	—	(1)	(279)
Broadcast operating expenses – dispositions	—	(87)	(214)	(135)
Broadcast operating expenses – format change	(4)	(28)	(135)	(160)

Same Station broadcast operating expenses	$37,459	$41,063	$106,618	$120,263

Reconciliation of SOI to Same Station SOI
Station Operating Income	$12,128	$9,958	$33,454	$31,183
Station operating (income) loss – acquisitions	—	—	1	32
Station operating (income) loss – dispositions	—	72	101	71
Station operating (income) loss – format change	(48)	28	18	49

Same Station – Station Operating Income	$12,080	$10,058	$33,574	$31,335

Salem Media Group, Inc. Supplemental Information (in thousands)
	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2022	2021	2022

	(Unaudited)
Calculation of Station Operating Income, Digital Media Operating Income and Publishing Operating Income (Loss)
Net broadcast revenue	$49,591	$51,136	$140,422	$152,020
Less broadcast operating expenses	(37,463)	(41,178)	(106,968)	(120,837)

Station Operating Income	$12,128	$9,958	$33,454	$31,183

Net digital media revenue	$10,645	$10,189	$30,603	$31,293
Less digital media operating expenses	(8,269)	(8,333)	(25,280)	(25,079)

Digital Media Operating Income	$2,376	$1,856	$5,323	$6,214

Net publishing revenue	$5,747	$5,537	$18,093	$14,840
Less publishing operating expenses	(5,213)	(6,542)	(16,844)	(16,441)

Publishing Operating Income (Loss)	$534	$(1,005)	$1,249	$(1,601)

The company defines EBITDA (1) as net income before interest, taxes, depreciation, and amortization. The table below presents a reconciliation of EBITDA (1) to Net Income (Loss), the most directly comparable GAAP measure. EBITDA (1) is a non-GAAP financial performance measure that is not to be considered a substitute for or superior to the directly comparable measures reported in accordance with GAAP. The company defines Adjusted EBITDA (1) as EBITDA (1) before gains or losses on the disposition of assets, before debt modification costs, before changes in the estimated fair value of contingent earn-out consideration, before impairments, before net miscellaneous income and expenses, before (gain) loss on early retirement of long-term debt, before gain on the forgiveness of PPP loans and before non-cash compensation expense. The table below presents a reconciliation of Adjusted EBITDA (1) to Net Income (Loss), the most directly comparable GAAP measure. Adjusted EBITDA (1) is a non-GAAP financial performance measure that is not to be considered a substitute for or superior to the directly comparable measures reported in accordance with GAAP.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2022	2021	2022

	(Unaudited)
Net income (loss)	$22,094	$(11,885)	$24,674	$(1,029)
Plus interest expense, net of capitalized interest	4,026	3,142	11,887	9,925
Plus provision for (benefit from) income taxes	837	59	479	(1,234)
Plus depreciation and amortization	3,215	3,034	9,671	9,500
Less interest income	—	(17)	(1)	(166)

EBITDA	$30,172	$(5,667)	$46,710	$16,996

Plus net (gain) loss on the disposition of assets	(10,607)	167	(10,552)	(8,461)
Plus change in the estimated fair value of contingent earn-out consideration	—	—	—	(5)
Plus debt modification costs	2,347	2	2,347	250
Plus impairment of indefinite-lived long-term assets other than goodwill	—	7,725	—	11,660
Plus impairment of goodwill	—	—	—	127
Plus net miscellaneous (income) and expenses	(2)	19	(87)	19
Plus (gain) loss on early retirement of long- term debt	56	—	56	18
Plus gain on the forgiveness of PPP loans	(11,212)	—	(11,212)	—
Plus non-cash stock-based compensation	78	54	240	228

Adjusted EBITDA	$10,832	$2,300	$27,502	$20,832

Selected Debt Data	Outstanding at September 30, 2022	Applicable Interest Rate
Senior Secured Notes due 2028 (1)	$114,731,000	7.125%
Senior Secured Notes due 2024 (2)	$44,685,000	6.750%

(1)	$114.7 million notes with semi-annual interest payments at an annual rate of 7.125%.
(2)	$44.7 million notes with semi-annual interest payments at an annual rate of 6.750%.